SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2005
FILE NUMBER 811-1424
SERIES NO.: 10


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                   79,879
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                   69,107
              Class C                   14,668
              Class R                      584
              Investor Class             2,298
              Institutional Class          109


74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $ 11.70
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $ 11.04
              Class C                  $ 11.04
              Class R                  $ 11.64
              Investor Class           $ 11.72
              Institutional Class      $ 11.99